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                                                                  EXHIBIT 10.4.8


                EIGHTH AMENDMENT TO NETOBJECT LICENSE AGREEMENT
                            Agreement Number: L97063


This is the Eighth Amendment, effective September 18, 1998, to the NetObjects License Agreement Number L97063 dated March 18, 1997 as amended ("Agreement") between NetObjects, Inc. with an address at 301 Galveston Drive, Redwood City, California 94063 ("NetObjects") and International Business Machines Corporation with an address at Route 100, Somers, New York 10589 ("IBM"). All capitalized terms and definitions used in the Amendment and not otherwise defined herein shall have the meanings give them in the Agreement.

In consideration of the covenants and agreements contained herein, the parties hereto agree to amend the Agreement as follows:

1. Section 12.3.1 of the Agreement (added thereto in Amendment Number 6) is hereby deleted in its entirety and replaced with the following:
          In consideration for the services performed by NetObjects to develop the Websphere Deliverables, NetObjects shall bill IBM an amount equal to NetObjects' reasonable and actual time (i.e., employee hours) and materials (e.g., software development tools, reasonable overhead) cost expended prior to February 28, 1999 in the development of the WebSphere Deliverables ("Development Costs") plus five percent of the Development costs (collectively the "IBM Payment"), provided that the maximum IBM Payment is five million, two-hundred and fifty thousand dollars ($5,250,000). NetObjects shall maintain detailed records according to generally accepted accounting principles to support the amount of the Development Costs.

2. The dollar amount (i.e., $6,000,000) in Section 12.3.2 of the Agreement (added thereto in Amendment Number 6) is hereby deleted and replaced with the dollar amount $5,250,000.

3. Section 12.3.3 of the Agreement (added thereto in Amendment No. 6) is hereby deleted in its entirety and replaced with the following:
          Between the Acceptance of the WebSphere Deliverables (as defined below) and March 30, 1999, on a quarterly basis, NetObjects will provide IBM a detailed summary of the Development Costs incurred. The IBM Payment is to be applied against prepaid royalties made by IBM in accordance with Section 5 of Exhibit B to the Agreement (i.e., on a quarterly basis, NetObjects is to deduct the amount of the IBM Payment from the balance of the IBM prepaid royalties which have not yet been credited against royalties for the Licensed Work). If the balance of royalties that have been prepaid by IBM in accordance with Section 5 of Exhibit B to the Agreement have been fully credited against royalties and payments for the Licensed Work in accordance with the Agreement before all of the quarterly bills have been submitted to IBM in accordance with Section 12.3.1, and all of the quarterly bills have been submitted to IBM prior to March 30, 1999, then IBM will


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          pay the quarterly bill within thirty (30) days from the date of IBM's receipt of an acceptable invoice.

4. The first two sentences in Section 12.3.5 of the Agreement (added thereto in Amendment Number 6) are hereby deleted in their entirety and replaced with the following:
          The Royalty Rate for the WebSphere Version will be fifty percent (50%) of the Royalty Rate for the Licensed Work set forth in Exhibit B of the Agreement instead of the Royalty Rate set forth in Exhibit B. (e.g., For a Hard Bundle where the WebSphere Version constitutes the Licensed Work, the Royalty Rate will be 18.5% of ASP of the applicable Licensed Work, Fusion or TeamFusion.)

5. The second Section 12.3.5 of the Agreement (added thereto on page three of Amendment Number 6) shall not be modified in any way by this Amendment Number 8, but shall be renumbered as Section 12.3.6.

6. The following shall be added to Exhibit 1 to Amendment Number 6 to the Agreement, (the Statement of Work), as Section 7:

    NetObjects will complete the engineering work for the first phase of abstracting the NetObjects Authoring Server Suite such that it will integrate with IBM Universal Database instead of Sybase SQL Anywhere. This first phase entails only engineering coding to modify or extend portions of the NetObjects Authoring Server Suite software and does not include testing and meeting product release criteria. In addition, the first phase does not include modifying or extending the following elements of NetObjects Authoring Server Suite: Site Utilities, Publish, Preview, Content Contributor. The work for the first phase will be completed no later than January 28, 1999, and made available to IBM no later than February 28, 1999.

7.  The  following is hereby added as Section 12.3.7 of the Agreement:

    IBM may provide NetObjects with written notice that all further development work associated with Section 12 of the Agreement is to be terminated. Upon receipt of such notice, NetObjects is to immediately stop all further activites associated with Section 12 of the Agreement. NetObjects will be paid in accordance with Section 12.3 of the Agreement for the work performed by NetObjects in accordance with this Amendment and Exhibit 1 hereto through the date of NetObjects' receipt of IBM's notice.

The Agreement remains in full force and effect in accordance with its terms, except as such terms have been expressly modified by the Amendment. In the event of any conflict between the terms of the Amendment and the terms of the Agreement, the Amendment shall control. This Amendment and the Agreement constitute the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior


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communications, understandings and agreements between the parties concerning the subject matter hereof. This Agreement shall not be modified except in writing subsequently dated, signed on behalf of each party by a duly authorized representative. A copy of this Amendment by reliable means (e.g., photocopy or facsimile) will be deemed an original.

Executed by the authorized representatives of the parties as of the date first set forth above.


NETOBJECTS, INC                        INTERNATIONAL BUSINESS
                                       MACHINES CORPORATION


By:   /s/ E. Cicogna                   By:   /s/ R.G. Anderegg
      ------------------------               ------------------------------
Name:     E. Cicogna                   Name:     R.G. Anderegg
      ------------------------               ------------------------------
Title:    VP Finance                   Title: VP & Asst. General Counsel
      ------------------------               ------------------------------
Date:     1/28/99                      Date:  1/29/99
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